Exhibit 10.64

SIXTH AMENDMENT AGREEMENT

SIXTH AMENDMENT AGREEMENT (this “Agreement”) dated as of February 25, 2009, by and among United Natural Foods, Inc., United Natural Foods West, Inc., United Natural Trading Co., Distribution Holdings, Inc., Springfield Development, LLC, and Millbrook Distribution Services Inc. (collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other Lenders party thereto (collectively, the “Lenders”), and Bank of America, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, and the Documentation Agent, Syndication Agent and Arranger identified therein are party to a certain Amended and Restated Loan and Security Agreement dated April 30, 2004, as amended by a First Amendment dated as of December 30, 2004, a Second Amendment dated as of January 31, 2006, a Third Amendment dated as of November 2, 2007, a Fourth Amendment dated as of November 27, 2007 and a Fifth Amendment dated as of May 28, 2008 (as amended, the “Loan Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Loan Agreement; and

WHEREAS, the Lenders are willing to agree to the amendments set forth herein, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.           Definitions.  Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement, as amended hereby.

§2.           Representations and Warranties; Acknowledgment.  The Borrowers hereby represent and warrant to the Lenders as follows:

(a)           Each of the Borrowers has adequate power to execute and deliver this Agreement and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder.  This Agreement and each other document executed in connection herewith have been duly executed and delivered by each of the Borrowers and do not contravene any law, rule or regulation applicable to any Borrower or any of the terms of any other indenture, agreement or undertaking to which any Borrower is a party.  The obligations contained in this Agreement and each other document executed in connection herewith to which any of the Borrowers is a party, taken together with the obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against any such Borrower in accordance with their respective terms.

(b)           After giving effect to the transactions contemplated by this Agreement, all the representations and warranties made by the Borrowers in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

(c)           No Event of Default under and as defined in any of the Loan Documents has occurred and is continuing on the date hereof.

§3.           Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

3.1.           Amendments to Appendix A.

The definitions of “Permitted Purchase Money Indebtedness”, “Plan” and “Subordinated Debt” are hereby amended and restated in their entirety to read as follows:

“Permitted Purchase Money Indebtedness - any Purchase Money Indebtedness and Capitalized Lease Obligations of Borrowers or Guarantors incurred after the date hereof which is secured solely by a Purchase Money Lien.”

“Plan - an employee benefit plan now or hereafter maintained for employees of Borrowers or their Subsidiaries that is covered by Title IV of ERISA.”

“Subordinated Debt - Indebtedness of Borrowers or their Subsidiaries that is subordinated to the Obligations in a manner satisfactory to Agent.”

Clause (i) of the definition of Restricted Investment is hereby amended and restated in its entirety to read as follows:

“(i)  investments in Subsidiaries of UNF which are Borrowers or Guarantors;”

3.2.           Amendments to Section 9.1.3

Section 9.1.3 of the Loan Agreement is hereby amended by deleting “and” from the end of clause (v), renumbering clause (vi) as clause (vii) and inserting a new clause (vi) to read as follows:

“(vi)           contemporaneously with any Permitted Acquisition, a report supplementing, on a cumulative basis, Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit H, Exhibit I and Exhibit V containing a description of all changes in the information included in such Exhibits as may be necessary for such Exhibits to be accurate and complete, such report to be signed by the chief executive officer or chief financial officer of UNF and to be in a form reasonably satisfactory to the Agent; and”

3.3.           Amendment to Section 9.1.7

Section 9.1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.1.7  Taxes and Liens.  Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and government charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, unless and to the extent only  that such taxes, assessments and charges are being contested in good faith and by appropriate proceedings and Borrowers maintain, and cause each Subsidiary to maintain, reasonable reserves on their books therefor.  Borrowers shall also pay and discharge, and shall cause each Subsidiary to pay and discharge, any lawful claims which, if unpaid, might become a Lien against any of the Borrowers’ or their Subsidiaries’ Properties except for Permitted Liens.”

3.4.           Amendment to Section 9.1.11

Section 9.1.11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.1.11  Compliance with Laws.  Comply, and cause each Subsidiary to (i) comply, with all laws, ordinances, governmental rules and regulations to which it is subject, and (ii) obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, properties, or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole.”

3.5.           Amendment to Section 9.1.12

Section 9.1.12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.1.12  ERISA Compliance.  (i) At all times make, and cause each Subsidiary to make, prompt payment of contributions required to meet the minimum funding standard set forth in ERISA with respect to each Plan; and (ii) notify Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which the Borrowers believe might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer any Plan.”

3.6.           Amendment to Section 9.2.2

Section 9.2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.2  Loans.  Make, or permit any Subsidiary of Borrowers to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person; provided, however, that Borrowers and Guarantors may (i) memorialize existing accounts receivable as instruments (provided such accounts receivable shall not be Eligible Accounts), (ii) make loans to customers in the normal course of business and on appropriate commercial terms and security to assist customers in opening stores and (iii) accept promissory notes for loans to their customers in the normal course of business and on appropriate commercial terms and security, in each case, to the extent not prohibited by the terms of this Agreement and Borrowers may make loans or other advances of money between and among the Borrowers and the Guarantors in the ordinary course of business.”

3.7.           Amendment to Section 9.2.3

Section 9.2.3(vii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(vii)           Unsecured Indebtedness incurred among the Borrowers and the Guarantors;”

3.8.           Amendments to Section 9.2.5

Clauses (iii), (vii), (viii) and (x) of Section 9.2.5 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(iii)           Liens arising in the ordinary course of Borrowers’ or Guarantors’ business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrowers and their Subsidiaries or materially impair the use thereof in the operation of Borrowers’ and their Subsidiaries’ business;”

“(vii)           attachment, judgment, and other similar non-tax liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such liens is and continues to be effectively stayed and bonded on appeal, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such liens do not, in the aggregate, materially detract from the value of the Property of the Borrowers or their Subsidiaries or materially impair the use thereof in the operation of the Borrowers’ and their Subsidiaries’ business;”

“(viii)           reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real property, provided that, in Agent’s sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the Borrowers’ and their Subsidiaries’ business;”

“(x)           Liens on assets of the Borrowers or the Guarantors that do not constitute Collateral hereunder; and”

3.9.           Amendment to Section 9.2.6

Section 9.2.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.6  Subordinated Debt.  Issue or enter into, or permit any Subsidiary to issue or enter into, any agreement to issue Subordinated Debt except upon terms and provisions relating to the maturity and repayment thereof and terms relating to the subordination of payment thereof to the Obligations, in each case reasonably acceptable to the Agent.”

3.10.           Amendment to Section 9.2.11

Section 9.2.11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.11  Bill and Hold Sales, Etc.  Make, or permit any Subsidiary to make, a sale to any customer on a bill and hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.”

3.11.           Amendment to Section 9.2.14

Section 9.2.14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.14  Tax Consolidation.  File or consent to the filing of, or permit any Subsidiary to file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary of Borrowers.”

3.12.           Amendment to Section 9.2.15

Section 9.2.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.15  Business Locations. Transfer, or permit any Subsidiary to transfer, its principal place of business or chief executive office, or open, or permit any Subsidiary to open, any new business location or maintain, or permit any Subsidiary to maintain, warehouses other than as set forth on Exhibit C hereto, except upon at least thirty (30) days prior written notice to Agent.”

3.13.           Amendment to Section 9.2.16

Section 9.2.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.16  Guaranties.  Except as set forth in Exhibit G hereto, guaranty, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to, or permit any Subsidiary to guaranty, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to, the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection, provided, however, that the Borrowers may (a) enter into guaranties in the ordinary course of business of indebtedness and obligations incurred by Borrowers and their Subsidiaries, (b) make payments (but not prepayments) of principal and interest when due under the terms of the ESOP Notes to the extent that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to any such payment, (c) guaranty on an unsecured basis the obligations of Subsidiaries established to make acquisitions or investments permitted under Subsection 9.2.1 hereof, and (d) enter into guaranties and environmental indemnity agreements pursuant to the Term Loan Agreement with respect to the Term Loan and the mortgages securing such Term Loan.”

3.14.           Amendment to Section 9.2.18.

Section 9.2.18 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.18.  Subsidiaries.  Hereafter create any Subsidiary, or permit any Subsidiary to create any other Subsidiary, except as provided in Subsection 9.2.1 hereof.”

3.15.           Amendment to Section 9.2.19

Section 9.2.19 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.19  Change of Business.  Enter into, or permit any Subsidiary to enter into, any new business or make, or permit any Subsidiary to make, any material change in any of Borrowers’ or their Subsidiaries’ business objectives, purposes and operations.”

3.16.           Amendment to Section 9.2.20

Section 9.2.20 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.20  Names of Borrowers and Subsidiaries.  Use, or permit any Subsidiary to use, any corporate or limited liability company name (other than its own) or any fictitious name, trade style or “d/b/a” except for the names disclosed on Exhibit F attached hereto.”

3.17.           Amendment to Section 9.2.21

Section 9.2.21 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.21  Use of Agent’s or any Lender’s Name.  Without prior written consent of Agent or such Lender, use, or permit any Subsidiary to use, the name of Agent or any Lender or the name of any Affiliates of Agent or any Lender in connection with any of the Borrowers’ or their Subsidiaries’ business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of the Borrowers or their Subsidiaries solely for credit reference purposes.”

3.18.           Amendment to Section 9.2.22

Section 9.2.22 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.2.22  Margin Securities.  Own, purchase or acquire (or enter into any contracts to purchase or acquire), or permit any Subsidiary to own, purchase or acquire (or enter into any contracts to purchase or acquire), any “margin security” as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent that the effect of such purchase or acquisition will not cause this Agreement to violate regulations (T), (U) or (X) or any other Regulations of the Federal Reserve Board then in effect.”

3.19.           New Section 9.2.23

A new Section 9.2.23 is hereby inserted immediately after Section 9.2.22 of the Loan Agreement to read as follows:

“9.2.23  Fiscal Year.  Change the fiscal year of Borrowers or any of Borrowers’ Subsidiaries, or permit any Subsidiary to change its fiscal year or the fiscal year of any other Subsidiary of Borrowers.”

3.20.           Amended Exhibits.

Exhibits C, D, E, F, G, H, I and V to the Loan Agreement are hereby amended and restated as set forth on Exhibits C, D, E, F, G, H, I and V, respectively, attached to this Agreement.

§4.           Ratification, etc.  All of the obligations and liabilities to the Lenders and the Administrative Agent as evidenced by or otherwise arising under the Loan Agreement, the Notes and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Borrower’s execution of this Agreement, such Borrower represents and warrants that neither it nor any of its Subsidiaries has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.  This Agreement and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Agreement.

§5.           Conditions to Effectiveness.  The effectiveness of the amendments set forth in Section 3 of this Agreement are subject to the prior satisfaction of the following conditions precedent (the date of such satisfaction herein referred to as the “Sixth Amendment Effective Date”):

(a)           Representations and Warranties.  The representations and warranties of the Borrowers contained herein shall be true and correct.

(b)           No Event of Default.  There shall exist no Event of Default or event or circumstance which, with the giving of notice and/or the lapse of time would result in an Event of Default.

(c)           Corporate or Limited Liability Company Action.  The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that all requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by the Borrowers of this Agreement and all other instruments and documents delivered by the Borrowers in connection herewith has been taken.

(d)           Delivery of this Agreement.  The Borrowers, the Administrative Agent and the Lenders shall have executed and delivered this Agreement and each Guarantor shall have acknowledged its acceptance of or agreement to this Agreement and its ratification of the continuing effectiveness of its Guaranty.

(e)           Guarantor Reaffirmation; Guaranties and Security.  Each of the existing Guarantors shall have reaffirmed their respective obligations under their respective Guaranty Agreements pursuant to reaffirmation agreements each in form and substance satisfactory to the Administrative Agent.  Each of Fantastic Foods, Inc. and Mt. Vikos, Inc. shall have executed a Guaranty Agreement in respect of the Obligations and shall have granted to the Administrative Agent, for the benefit of the Administrative Agent and Lenders, a security interest in certain of its assets, in each case in form and substance satisfactory to the Administrative Agent.

(f)           Payment of Expenses.  The Borrowers shall have paid to the Administrative Agent all amounts payable to the Administrative Agent under Section 6 hereof.

(g)           Amendment of Term Loan Agreement.  The Term Loan Agreement shall have been amended by an amendment in form and substance satisfactory to the Lenders.

(h)           Amendment Fees.  The Borrowers shall have paid to the Administrative Agent, for the Pro Rata account of each Lender that executes this Agreement on the date hereof, an amendment fee of 0.125% of the aggregate principal amount of the Revolving Credit Loans.  The Borrowers also shall have paid to the Administrative Agent, for its own account, a fee in the amount specified in that certain letter agreement, dated as of February 25, 2009, among the Administrative Agent and the Borrowers.

§6.           Expenses, Etc.  Without limitation of the amounts payable by the Borrowers under the Loan Agreement and other Loan Documents, the Borrowers shall pay to the Administrative Agent and its counsel upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement and the matters related thereto.

§7.           Time is of the Essence; No Waivers by Lenders.  TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS OR OTHER PROVISIONS HEREIN.  Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrowers’ obligations or the Lenders’ and Administrative Agent’s rights and remedies arising under the Loan Agreement or the other Loan Documents.

§8.           Governing Law.  This Agreement shall for all purposes be construed according to and governed by the laws of the State of Connecticut (excluding the laws thereof applicable to conflicts of law and choice of law).

§9.           Effective Date. The amendments set forth in Section 3 hereof shall become effective among the parties hereto as of the Sixth Amendment Effective Date.  Until the Sixth Amendment Effective Date, the terms of the Loan Agreement prior to its amendment hereby shall remain in full force and effect.  This Agreement is effective as to all provisions other than the amendments set forth in Section 3 hereof at the time that the Borrowers, the Administrative Agent and the Lenders have executed and delivered this Agreement.

§10.           Entire Agreement; Counterparts.  This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments set forth herein, and this Agreement supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment of the provisions of the Loan Agreement or any Loan Document, except for any such contemporaneous agreement that has been set forth in writing and executed by the Borrowers, the Administrative Agent and the Required Lenders.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

BORROWERS:

UNITED NATURAL FOODS, INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

UNITED NATURAL FOODS WEST, INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

UNITED NATURAL TRADING CO.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

DISTRIBUTION HOLDINGS, INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

SPRINGFIELD DEVELOPMENT, LLC

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

MILLBROOK DISTRIBUTION SERVICES INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

By: /s/ Edgar Ezerins________________________
Name: Edgar Ezerins
Title: Senior Vice President

LENDERS:

BANK OF AMERICA, N.A.,

By: /s/ Edgar Ezerins________________________
Name: Edgar Ezerins
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, individually and as Co-Syndication Agent

By: /s/ Thomas Martin_______________________
Name: Thomas Martin
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Alberto Casasus, Jr.____________________
Name: Alberto Casasus, Jr.
Title: Vice President

FIRST PIONEER FARM CREDIT, ACA

By: /s/ Thomas Cosgrove, Jr.__________________
Name: Thomas Cosgrove, Jr.
Title: Vice President

WEBSTER BANK, NATIONAL ASSOCIATION
(f/k/a Webster Bank)

By: /s/ Stephanie Webster____________________
Name: Stephanie Webster
Title: Vice President

ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Michael M. Diamond__________________
Name: Michael M. Diamond
Title: Vice President

By: /s/ George J. Ahlmeyer___________________
Name: George J. Ahlmeyer
Title: Senior Vice President

ROYAL BANK OF CANADA, individually and as Co-Documentation Agent

By: /s/ Gordon MacArthur___________________
Name: Gordon MacArthur
Title: Authorized Signatory

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH

By: /s/ Theodore W. Cox__________________
Name: Theodore W. Cox
Title: Executive Director

By: /s/ Rebecca Morrow___________________
Name: Rebecca Morrow
Title: Executive Director

JPMORGAN CHASE BANK, N.A.

By: /s/ Scott Troy_________________________
Name: Scott Troy
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By: /s/ Doreen Barr________________________
Name: Doreen Barr
Title: Vice President

By: /s/ Shaheen Malik______________________
Name: Shaheen Malik
Title: Vice President

Each of the undersigned Guarantors
acknowledges and agrees to the foregoing,
and ratifies and confirms in all respects
such Guarantor’s obligations under the
Guaranty Agreements:

NATURAL RETAIL GROUP, INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

ALBERT’S ORGANICS, INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

FANTASTIC FOODS, INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

MT. VIKOS, INC.

By: /s/ Mark E. Shamber____________________
Name: Mark E. Shamber
Title: Treasurer

Exhibit C

Amended and Restated Exhibit C

Exhibit D

Amended and Restated Exhibit D

Exhibit E

Amended and Restated Exhibit E

Exhibit F

Amended and Restated Exhibit F

Exhibit G

Amended and Restated Exhibit G

Exhibit H

Amended and Restated Exhibit H

Exhibit I

Amended and Restated Exhibit I

Exhibit V

Amended and Restated Exhibit V